                                                                  Exhibit (a)(2)

================================================================================




                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                  CONSTITUTING

                                WBK STRYPES TRUST











                         Dated as of __________ __, 1997


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

                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I
                                   DEFINITIONS

  SECTION 1.1     DEFINITIONS..............................................  2

                                   ARTICLE II
                       TRUST DECLARATION; PURPOSES, POWERS
                   AND DUTIES OF THE TRUSTEES; ADMINISTRATION

  SECTION 2.1     NAME.....................................................  8
  SECTION 2.2     OFFICE...................................................  8
  SECTION 2.3     RATIFICATION AND APPROVAL OF ACTION OF EITHER OR
                  BOTH OF THE DEPOSITOR AND THE INITIAL TRUSTEE............  8
  SECTION 2.4     DECLARATION OF TRUST; PURPOSES OF THE TRUST..............  8
  SECTION 2.5     GENERAL POWERS AND DUTIES OF THE TRUSTEES................  8
  SECTION 2.6     PORTFOLIO ACQUISITION.................................... 10
  SECTION 2.7     PORTFOLIO ADMINISTRATION................................. 10
  SECTION 2.8     LIMITATIONS ON TRUSTEES' POWERS. ........................ 13

                                   ARTICLE III
                              ACCOUNTS AND PAYMENTS

  SECTION 3.1     THE TRUST ACCOUNT........................................ 14
  SECTION 3.2     DISTRIBUTIONS TO HOLDERS................................. 14
  SECTION 3.3     SEGREGATION.............................................. 14
  SECTION 3.4     INVESTMENTS.............................................. 14
  SECTION 3.5     EXPENSES................................................. 15

                                   ARTICLE IV
                                   REDEMPTION

  SECTION 4.1     REDEMPTION............................................... 15

                                    ARTICLE V
                            ISSUANCE OF CERTIFICATES;
                          REGISTRY; TRANSFER OF STRYPES

  SECTION 5.1     FORM OF CERTIFICATE...................................... 15

  SECTION 5.2     TRANSFER OF STRYPES; ISSUANCE, TRANSFER AND
                  INTERCHANGE OF CERTIFICATES.............................. 16
  SECTION 5.3     REPLACEMENT OF CERTIFICATES.............................. 16
  SECTION 5.4     LIMITATION ON LIABILITY.................................. 17
  SECTION 5.5     GENERAL PROVISIONS REGARDING THE STRYPES................. 17

                                   ARTICLE VI
                          EXECUTION OF THE CONTRACT AND
                           OTHER TRANSACTION DOCUMENTS

  SECTION 6.1     EXECUTION OF THE CONTRACT AND OTHER
                  TRANSACTION DOCUMENTS.....................................17

                                   ARTICLE VII
                                    TRUSTEES

  SECTION 7.1     TRUSTEES................................................. 17
  SECTION 7.2     VACANCIES................................................ 18
  SECTION 7.3     POWERS................................................... 18
  SECTION 7.4     MEETINGS................................................. 18
  SECTION 7.5     RESIGNATION AND REMOVAL.................................. 19
  SECTION 7.6     LIABILITY................................................ 19
  SECTION 7.7     COMPENSATION............................................. 19

                                  ARTICLE VIII
                                  MISCELLANEOUS

  SECTION 8.1     MEETINGS OF HOLDERS...................................... 20
  SECTION 8.2     BOOKS AND RECORDS; REPORTS............................... 20
  SECTION 8.3     DISSOLUTION.............................................. 21
  SECTION 8.4     AMENDMENT AND WAIVER..................................... 22
  SECTION 8.5     ACCOUNTANTS.............................................. 23
  SECTION 8.6     NATURE OF HOLDER'S INTEREST.............................. 24
  SECTION 8.7     DELAWARE LAW TO GOVERN................................... 24
  SECTION 8.8     NOTICES.................................................. 25
  SECTION 8.9     SEVERABILITY............................................. 25
  SECTION 8.10    COUNTERPARTS............................................. 25
  SECTION 8.11    SUCCESSORS AND ASSIGNS................................... 25

Schedule I - U.S. Treasury Securities.................................Exh. I-1

Annex A - Form of Bank ADS Request.........................................A-1

EXHIBIT A - STRYPES CERTIFICATE.......................................Exh. A-1
EXHIBIT B - FORWARD PURCHASE AGREEMENT................................Exh. B-1
EXHIBIT C - INDEMNITY AGREEMENT.......................................Exh. C-1
EXHIBIT D - NOMINEE TRUST AGREEMENT...................................Exh. D-1

                      AMENDED AND RESTATED TRUST AGREEMENT

      This Amended and Restated Trust Agreement, dated as of September __, 1997 (the "Trust Agreement"), by and among ML IBK Positions, Inc. as sponsor (the "Sponsor"), Donald J. Puglisi, William R. Latham III and James B. O'Neill, as trustees (the "Trustees"), and the Holders (as defined herein), constituting WBK STRYPES Trust (the "Trust").

                               W I T N E S E T H:

      WHEREAS, Paul A. Pepe, as depositor (the "Depositor") and Douglas R. Robinson, as trustee (the "Initial Trustee"), have previously entered into a Trust Agreement dated as of March 14, 1996 (as subsequently amended, the "Original Agreement"), creating XYZ STRYPES Trust;

      WHEREAS, the Depositor has transferred his interest in XYZ STRYPES Trust to the Sponsor;

      WHEREAS, the Trustees hereby ratify and approve the transfer of the interest of the Depositor in XYZ STRYPES Trust to the Sponsor;

      WHEREAS, pursuant to an Instrument of Appointment, Acceptance, and
Resignation, dated as of February   , 1997 (the "Instrument"), the Initial
Trustee appointed the Trustees as successor trustees to the Initial Trustee, the Trustees accepted such appointment, and the Initial Trustee thereupon resigned as trustee of the Trust;

      WHEREAS, the Sponsor hereby waives the thirty (30) day notice requirement of Section 5 of the Original Agreement and ratifies and approves the actions taken pursuant to the Instrument;

      WHEREAS, the parties hereto desire to amend and restate the Original Agreement; and

      WHEREAS, the Trust has previously issued one STRYPES to the Sponsor in consideration of the aggregate purchase price therefor of $100, in satisfaction of the requirements of Section 14(a)(1) under the Investment Company Act (as hereinafter defined);

      NOW, THEREFORE, the parties hereto agree to amend and restate the Original Agreement as provided herein. Upon the execution and delivery of counterpart signature pages hereto by the parties hereto, the Original Agreement will be automatically amended and restated in its entirety to read as provided herein.

                                    ARTICLE I
                                   DEFINITIONS

      SECTION 1.1 DEFINITIONS. Whenever used in this Trust Agreement, the following words and phrases shall have the meanings listed below. Any reference to any agreement shall be a reference to such agreement as supplemented or amended from time to time.

      "ABSOLUTELY ENTITLED" - Absolutely Entitled shall have the meaning it would have as interpreted under principles of Australian income tax and trust law and references in this Agreement to the Trust or Trustees holding or receiving Reference Property or Reference Securities "for the benefit of the Holders absolutely" shall have a corresponding meaning.

      "ACCELERATION AMOUNT NOTICE" - An Acceleration Amount Notice as defined in the Contract.

      "ACCELERATION VALUE" - The Acceleration Value as defined in the Contract.

      "ADMINISTRATION AGREEMENT" - The Administration Agreement between the Administrator and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.5(a) hereof.

      "ADMINISTRATOR" - The Bank of New York, a New York banking corporation, or its successor as permitted under Section 6.1 of the Administration Agreement or appointed pursuant to Section 2.5(a) hereof.

      "AGGREGATE ACCELERATION VALUE" - The Aggregate Acceleration Value as defined in the Contract.

      "AMP" - Australian Mutual Provident Society, an Australian mutual insurance company.

      "BANK" - Westpac Banking Corporation, an Australian bank.

      "BANK ADRs" - Bank ADSs evidenced by American Depositary Receipts of the Bank.

      "BANK ADSs" - American Depositary Shares of the Bank.

      "BANK ORDINARY SHARES" - Ordinary Shares, par value A$1.00 per share of the Bank.

      "BUSINESS DAY" - Any day that is not a Saturday, a Sunday or a day on which the New York Stock Exchange, the National Association of Securities Dealers, Inc. National Market, or banking institutions or trust companies in The City of New York and other place where payment under the Contract or the Escrow Agreement is required to be made are authorized or obligated by law or executive order to close.

      "CASH DISSOLUTION EVENT" - A Cash Dissolution Event as defined in the Contract.

      "CASH SETTLEMENT OPTION" - The option of AMP described in Section 2.5 (a) of the Contract in whole or in part to settle the Contract for a cash payment on the Settlement Date.

      "CERTIFICATE" - Any certificate evidencing the ownership of STRYPES substantially in the form of Exhibit A hereto.

      "CLOSING DATE" - The Closing Date as defined in the Contract.

      "CODE" - The Internal Revenue Code of 1986, as amended from time to time; each reference herein to any section of the Code or any regulation thereunder shall constitute a reference to any successor provision thereto.

      "COMMENCEMENT DATE" - The day on which the Purchase Agreement is executed.

      "COMMISSION" - The United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Trust Agreement such Commission is not existing or performing the duties now assigned to it, then the body performing such duties on such date.

      "CONTRACT" - The Forward Purchase Contract among the Trust, AMP, the Custodian, the Administrator and the Contracting Stockholder, substantially in the form of Exhibit B hereto.

      "CONTRACT CONSIDERATION" - The Contract Consideration as defined in the Contract.

      "CONTRACTING STOCKHOLDER" - The person named as "Seller" in the Contract.

      "CUSTODIAN" - The Bank of New York or its successor as permitted under paragraph 11 of the Custodian Agreement or appointed pursuant to Section 2.5(a) hereof.

      "CUSTODIAN AGREEMENT" - The Custodian Agreement, dated as of , 1997, between the Custodian and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.5(a) hereof.

      "DATE OF DELIVERY" - A Date of Delivery as defined in the Contract.

      "DEPOSITARY" - The Depository Trust Company, or any successor thereto.

      "DISSOLUTION EVENT" - A Dissolution Event as defined in the Contract.

      "DISTRIBUTION DATE" - Each February 15, May 15, August 15 and November 15,
of each year, commencing November 15, 1997, to and including         , 2000 (or
if any such date is not a Business Day, then the first Business Day thereafter).

      "EARLY SETTLEMENT DATE" - The Early Settlement Date as defined in the Contract.

      "ESCROW AGENT" - National Australia Bank Limited or its successor as permitted under Clause 5.4(b) of the Escrow Agreement or appointed pursuant to
Section 2.5(a) hereof.

      "ESCROW AGREEMENT" - The Escrow Agreement among the Trust, the Escrow Agent, AMP and the Contracting Stockholder.

      "EVENT OF DEFAULT" - An Event of Default as defined in the Contract.

      "EXCHANGE" - The delivery by the Trustees to the Holders of Reference Property (and to the extent that AMP elects to exercise the Cash Settlement Option or is otherwise obligated to pay cash under the Contract, the amount of cash with an equal value, as specified in the Contract as payable in respect thereof) in mandatory exchange for the STRYPES on the Exchange Date.

      "EXCHANGE ACT" - The Securities Exchange Act of 1934, as amended from time to time; each reference herein to any section of such Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

      "EXCHANGE DATE" - __________ __, 2000.

      "FIRM CONSIDERATION AMOUNT" - The Firm Consideration Amount as defined in the Contract.

      "FIRM PAYMENT DATE" - The Firm Payment Date as defined in the Contract.

      "FUND EXPENSE AGREEMENT" - Fund Expense Agreement among AMP, Merrill Lynch and The Bank of New York.

      "HOLDER" - The registered owner of any STRYPES as recorded on the books of the Paying Agent.

      "INDEMNITY AGREEMENT" - The Fund Indemnity Agreement among the Trust, Merrill Lynch and AMP substantially in the form of Exhibit C hereto.

      "INDEPENDENT DEALERS" - Independent Dealers as defined in the Contract.

      "INVESTMENT COMPANY ACT" - The Investment Company Act of 1940, as amended from time to time; each reference herein to any section of such Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

      "LIQUIDATION VALUE" - The aggregate proceeds received by the Trust from the sale of the U.S. Treasury Securities pursuant to Section 2.6(b) hereof.

      "MANAGING TRUSTEE" - The Trustee designated the Managing Trustee by resolution of the Trustees.

      "MERRILL LYNCH" - Merrill Lynch & Co., Inc.

      "NOMINEE TRUST AGREEMENT" - The Nominee Trust Agreement among National Australia Trustees Limited and AMP, in substantially the form of Exhibit D hereto.

      "OPTION CONSIDERATION AMOUNT" - The Option Consideration Amount as defined in the Contract.

      "ORIGINAL AGREEMENT" - The meaning specified in the recitals hereof.

      "PARTICIPANT" - A Person having an account with the Depositary.

      "PAYING AGENT" - The Bank of New York or its successor as permitted under
Section 6.6 of the Paying Agent Agreement or appointed pursuant to Section 2.5(a) hereof.

      "PAYING AGENT AGREEMENT" - The Paying Agent Agreement between the Paying Agent and the Trust, and any substitute agreement therefor entered into pursuant to Section 2.5(a) hereof.

      "PERSON" - An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency or instrumentality thereof.

      "PROSPECTUS" - The prospectus of the Trust relating to the offering of the STRYPES and constituting a part of the Registration Statement, as first filed with the Commission pursuant to Rule 497(b) or (h) under the Securities Act, and as subsequently amended or supplemented by the Trust.

      "PURCHASE AGREEMENT" - The Purchase Agreement among the Trust, the Contracting Stockholder, AMP and the Underwriter relating to the issue and sale of the STRYPES, as described in the Prospectus.

      "QUARTERLY DISTRIBUTION" - $______ (or, in the case of the period from and including __, 1997 to and including November 14, 1997, $_______).

      "RECORD DATE" - Each February 1, May 1, August 1 and November 1, of each year, commencing November 1, 1997.

      "REFERENCE PROPERTY" - The Reference Property as defined in the Contract.

      "REFERENCE SECURITY" - A Reference Security as defined in the Contract.

      "REFERENCE SECURITY ISSUER DISSOLUTION EVENT" - A Reference Security Issuer Dissolution Event as defined in the Contract.

      "REGISTRATION STATEMENT" - The Registration Statement on Form N-2 (Registration Nos. 333-1787; 811-7565) of the Trust, as amended.

      "SECURITIES ACT" - The Securities Act of 1933, as amended from time to time; each reference herein to any section of such Act or any rule or regulation thereunder shall constitute a reference to any successor provision thereto.

      "SETTLEMENT DATE" - The Settlement Date as defined in the Contract.

      "STRYPES" - Structured Yield Product Exchangeable for Stock(sm) representing a proportionate share of beneficial ownership in the Trust evidencing a Holder's undivided interest in the Trust and right to receive a pro rata distribution upon liquidation of the Trust Estate.

      "SUBSCRIPTION AGREEMENT" - The Subscription Agreement, dated as of September 24, 1997, between the Trust and ML IBK POSItions, Inc.

      "TEMPORARY INVESTMENTS" - Direct short-term U.S. government obligations, as specified from time to time by the Trustees or through standing instructions from the Trustees to the Administrator or the Paying Agent.

      "TRANSFER AGENT AND REGISTRAR" - With respect to any Reference Security at any time, the Person then acting as transfer agent and registrar for such Reference Security.

      "TRUST ACCOUNT" - The account created pursuant to Section 3.1 hereof.

      "TRUST ESTATE" - The Contract, the Escrow Agreement and the U.S. Treasury Securities held at any time by the Trust, together with any Temporary Investments held at any time pursuant to Section 3.4 hereof, and any proceeds thereof or therefrom and any other moneys held at any time in the Trust Account.

      "TRUSTEE" - Each of Donald J. Puglisi, William R. Latham III and James B. O'Neill solely in such Person's capacity as a Trustee of the Trust created and continued hereunder and not in such Person's individual capacity, or such Trustee's successor in interest in such capacity, or any successor appointed as herein provided.

      "UNDERWRITER" - The Underwriter named in the Purchase Agreement.

      "U.S. TREASURY SECURITIES" - The meaning specified in Section 2.6(b) hereof.

----------
(sm) Service mark of Merrill Lynch & Co., Inc.

                                   ARTICLE II
                       TRUST DECLARATION; PURPOSES, POWERS
                   AND DUTIES OF THE TRUSTEES; ADMINISTRATION

      SECTION 2.1 NAME. The Trust is named "WBK STRYPES Trust," as such name may be modified from time to time by the Trustees following written notice to the Holders. The Trust's activities may be conducted under the name of the Trust or any other name deemed advisable by the Trustees.

      SECTION 2.2 OFFICE. The address of the principal office of the Trust is c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715. On ten Business Days written notice to the Holders the Trustees may designate another principal office.

      SECTION 2.3 RATIFICATION AND APPROVAL OF ACTION OF EITHER OR BOTH OF THE DEPOSITOR AND THE INITIAL TRUSTEE. The Sponsor and the Trustees hereby ratify and approve any and all actions taken by either or both of the Depositor and the Initial Trustee on behalf of the Trust on or prior to the date hereof in connection with the registration of the Trust under the Investment Company Act, in connection with the registration of the offer and sale of the STRYPES under the Securities Act, or otherwise incident to, or connected with, or necessary to accomplish, the foregoing or the offer and sale of the STRYPES by the Underwriter and the operation of the Trust as described in the Prospectus.

      SECTION 2.4 DECLARATION OF TRUST; PURPOSES OF THE TRUST. The Sponsor hereby creates the Trust in order that it may acquire the U.S. Treasury Securities, enter into the Contract, issue and sell to the Sponsor and the Underwriter the STRYPES, hold the Trust Estate in trust for the use and benefit of all present and future Holders and otherwise carry out the terms and conditions of this Trust Agreement, all for the purpose of achieving the investment objectives set forth in the Prospectus. The Trustees hereby declare that they will accept and hold the Trust Estate in trust for the use and benefit of all present and future Holders. The Depositor has heretofore deposited with the Initial Trustee the sum of $1 to accept and hold in trust hereunder until the issuance and sale of the STRYPES to the Underwriter, whereupon such sum shall be donated to an organization satisfying the requirements of Section 170(c)(2) of the Code selected by unanimous consent of the Trustees.

      SECTION 2.5 GENERAL POWERS AND DUTIES OF THE TRUSTEES. In furtherance of the provisions of Section 2.4 hereof, the Sponsor authorizes and directs the Trustees, on behalf of the Trust:

            (a) to enter into and perform (and, in accordance with Section 8.4(a) hereof, amend), the Contract, the Purchase Agreement, the Indemnity Agreement, the

      Custodian Agreement, the Administration Agreement, the Subscription Agreement, the Escrow Agreement and the Paying Agent Agreement and to perform all obligations of the Trustees (including the obligation to provide indemnity hereunder and thereunder) and enforce all rights and remedies of the Trust under each of such agreements; and if any of the Custodian Agreement, the Administration Agreement and the Paying Agent Agreement terminates, or the agent of the Trust thereunder resigns or is discharged, to appoint a substitute agent and enter into a new agreement with such substitute agent containing provisions substantially similar to those contained in the agreement being terminated; provided that in any such new agreement (i) the Custodian and the Paying Agent shall each be a commercial bank or trust company organized and existing under the laws of the United States of America or any state therein, shall have full trust powers and shall have minimum capital, surplus and retained earnings of not less than $100,000,000; and (ii) the Administrator shall be a reputable financial institution eligible and qualified in all respects to carry out its obligations under the Administration Agreement;

            (b) to hold the Trust Estate in trust, to create and administer the Trust Account, to direct payments received by the Trust to the Trust Account and to make payments out of the Trust Account as set forth in
      Article III hereof;

            (c) to issue and sell to the Underwriter an aggregate of up to STRYPES (including those STRYPES subject to the over-allotment option of the Underwriter provided for in the Purchase Agreement) pursuant to the Purchase Agreement and as contemplated by the Prospectus; provided, however, that subsequent to the determination of the public offering price per STRYPES and related underwriting discount for the STRYPES to be sold to the Underwriter but prior to the sale of the STRYPES to the Underwriter, the STRYPES originally issued to the Sponsor shall be split into a greater number of STRYPES so that immediately following such split the value of the STRYPES held by the Sponsor will equal the aforesaid public offering price per STRYPES;

            (d) to select independent public accountants and, subject to the provisions of Section 8.5 hereof, to engage such independent public accountants;

            (e) to engage legal counsel and, to the extent required by Section 2.7(b) hereof, to engage professional advisors and pay reasonable compensation thereto;

            (f) to defend any action commenced against the Trustees or the Trust and to prosecute any action which the Trustees deem necessary to protect the Trust and the rights and interests of Holders, and to pay the costs thereof;

            (g) to delegate any or all of its powers and duties hereunder as contemplated by the Custodian Agreement, the Paying Agent Agreement, the Escrow Agreement and the Administration Agreement, to the extent permitted by applicable law; and

            (h) to adopt the fundamental policies set forth in the Prospectus, to adopt and amend a code of regulations, and take any and all such other actions as necessary or advisable to carry out the purposes of the Trust, subject to the provisions hereof and applicable law, including, without limitation, the Investment Company Act.

      SECTION 2.6 PORTFOLIO ACQUISITION. In furtherance of the provisions of
Section 2.4 hereof, the Sponsor further specifically authorizes and directs the Trustees, acting on behalf of the Trust:

            (a) to enter into the Contract with respect to the Reference Property with the Contracting Stockholder and, subject to satisfaction of the conditions set forth in the Contract and in the Escrow Agreement, to pay to the Contracting Stockholder the Firm Consideration Amount and any Option Consideration Amount thereunder with the proceeds of the sale of the STRYPES, net of (1) the underwriting discount, (2) the purchase price paid for the U.S. Treasury Securities as provided in paragraph (b) below,
      (3) an amount in cash equal to the difference between the aggregate amount of all Quarterly Distributions to be made on the STRYPES and the aggregate proceeds to be received from the U.S. Treasury Securities upon maturity, and (4) expenses in Section 3.5 hereof paid on the date hereof; and, subject to the adjustments and exceptions set forth in the Contract, the Contract shall entitle the Trust to receive from the Contracting Stockholder (and/or AMP) on the Settlement Date for the benefit of the Holders absolutely a specified number or amount of each type of Reference Security and other property constituting part of the Reference Property (and to the extent that AMP elects to exercise the Cash Settlement Option or is otherwise obligated to pay cash under the Contract, an amount of cash with an equal value) so that the Trust may execute the Exchange with the Holders by registering the Holders as the owners of the Reference Property; and

            (b) to purchase for settlement on the Firm Payment Date, and on any Date of Delivery, as appropriate, with the proceeds of the sale the STRYPES, net of the underwriting discount, U.S. Treasury securities from such brokers or dealers as the Trustees shall designate in writing to the Administrator having the terms set forth on Schedule I hereto ("U.S. Treasury Securities").

      SECTION 2.7 PORTFOLIO ADMINISTRATION. In furtherance of the provisions of
Section 2.4 hereof, the Sponsor further specifically authorizes and directs the
Trustees:

            (a) DETERMINATION OF REFERENCE PROPERTY ADJUSTMENTS. Upon receipt of any notice pursuant to Section 6.6(a) of the Contract of an event requiring an adjustment to the Reference Property, or upon otherwise acquiring knowledge of such an event, to calculate the required adjustment and furnish notice thereof to the Administrator or to request from the Administrator such further information as may be necessary to calculate or effect the required adjustment;

            (b) SELECTION OF SECURITIES DEALERS; INDEPENDENT INVESTMENT BANK. At such times and for such purposes provided in the Contract, (i) to select four of the nationally recognized securities dealers in The City of New York to provide net bids for the purchase of rights or warrants referred to in Section 3.1(b) of the Contract and to deliver notice to the Administrator and (ii) to select and retain a nationally recognized investment banking firm to determine the market value of any Reference Property as provided in the Contract, including, without limitation, Reference Property consisting of property other than cash or Reference Securities, and to deliver to the Contracting Stockholder notice pursuant to Section 9.1 of the Contract identifying the firm proposed to be selected and retained, and to consult with the Contracting Stockholder on such selection and retention as provided in such Section 9.1;

            (c) ACCELERATION UPON EVENT OF DEFAULT. Upon receipt of any notice pursuant to Section 9.1 of the Contract that an Event of Default has occurred, or upon otherwise acquiring notice that an Event of Default has occurred, to request quotations from Independent Dealers, compute the Acceleration Value and the Aggregate Acceleration Value and deliver an Acceleration Amount Notice, in each case with respect to the Contract, all as described in Section 9.1 of the Contract;

            (d) DETERMINATION OF CONTRACT CONSIDERATION. To calculate, at such times and in such manner as provided in the Contract, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property (and to the extent AMP elects to exercise the Cash Settlement Option or is otherwise obligated to pay cash under the Contract, the amount of cash with an equal value) required to be delivered by the Contracting Stockholder and/or AMP under Sections 2.1, 2.3, 2.4 and 2.5 of the Contract or, if a Dissolution Event shall have occurred, the aggregate number or amount of each type of Reference Security and other property constituting part of the Reference Property that would be required to be delivered by the Contracting Stockholder and/or AMP under the Contract if the Exchange Date were redefined for all purposes of the Contract (including, without limitation, for purposes of Section 2.4 thereof) to be the Early Settlement Date, all as provided in
      Section 9.2 of the Contract; and

            (e) DISTRIBUTION OF CONTRACT CONSIDERATION ON EXCHANGE DATE. Unless a Dissolution Event shall have occurred or AMP elects to exercise the Cash Settlement Option with respect to the Reference Property otherwise deliverable under the Contract (in which event the cash received in respect thereof shall be distributed pro rata to the Holders on the Exchange Date) or a Partial Cash Distribution Event occurs (in which event the cash received in respect thereof shall be distributed pro rata to the Holder on the related Partial Cash Distribution Date):

                  (i) DETERMINATION OF INTERESTS. To determine, on the Exchange
            Date: (A) for each Holder, such Holder's pro rata share of the total amount of each type of Reference Security and other property constituting part of the Reference Property delivered to the Trust for the benefit of the Holders absolutely on the Settlement Date under the Contract; and (B) the amount of the fractional units or interests of any type of Reference Property, if any, allocable to each Holder and in the aggregate and to notify the Contracting Stockholder and AMP of the foregoing determination in accordance with the Contract;

                  (ii) DELIVERY OF REFERENCE SECURITIES. To deliver the units of any Reference Security (after the payment of fractional units or interests) to the Transfer Agent and Registrar on the Exchange Date, with instructions that such units be re-registered and re-issued as follows:

                        (A) for and in the name of each Holder (other than the
                  Depositary) who holds STRYPES in definitive form, the Transfer Agent and Registrar shall be instructed to issue definitive certificates representing a number of units of such Reference Security equal to such Holder's pro rata share of the total number of units of such Reference Security delivered to the Trust on the Settlement Date under the Contract, rounded down to the nearest integral number; and

                        (B) the Transfer Agent and Registrar shall be instructed
                  to all units of such Reference Security (after the payment of fractional units or interests) to the account of the Custodian held through the Depositary, who shall then be instructed to transfer and credit such units of such Reference Security to each Participant who holds STRYPES, with each Participant receiving its pro rata share of the total number of units of such Reference Security delivered to the Trust on the Settlement Date under the Contract, reduced by the aggregate cash value of any fractional units of such Reference Security allocable to such Participant;

                  (iii) DELIVERY OF OTHER REFERENCE PROPERTY. To distribute on the Exchange Date to each Holder such Holder's pro rata share of the total number or amount of each type of Reference Property consisting of cash or property other than cash or a Reference Security delivered to the Trust on the Settlement Date under the Contract rounding down to the nearest integral number in respect of any such property;

                  (iv) DISTRIBUTION OF CASH IN RESPECT OF FRACTIONAL UNITS OR
            INTERESTS. To distribute on the Exchange Date to each Holder to which a fractional unit or interest of any particular type of Reference Property is allocable as determined pursuant to clause
            (i)(B) above such Holder's pro rata portion of the proceeds obtained from the cash payment of all fractional units or interests of such type of Reference Property pursuant to Section 2.4 of the Contract; and

                  (v) RECORD DATE. The distributions described in this Section
            2.7(e) shall be made to Holders of record as of the close of business on the Business Day preceding the Exchange Date.

            (f) HOLDER'S REQUEST FOR BANK ADRS. At the request of a Holder, Bank Ordinary Shares constituting Reference Property which such Holder may be entitled to receive on the Exchange Date or otherwise will be delivered in the form of Bank ADSs representing such shares and evidenced by Bank ADRs, but only if at the time of delivery Bank ADSs are listed on the New York Stock Exchange or another national or regional U.S. stock exchange or quoted on a U.S. automated quotation system and if and to the extent such Bank Ordinary Shares are accepted for deposit by the depositary for the Bank ADSs. Any such request shall have been received by the Administrator at least 30 days prior to the Exchange Date or other applicable distribution date. Any such request may be revoked provided such revocation is received by the Administrator at least 30 days prior to the Exchange Date or other applicable distribution date. A Bank ADS request/revocation form is attached hereto as Annex A. In the event that a Holder elects to receive Bank ADSs, on the Exchange Date or other distribution date, as the case may be, the Trust will deposit the Bank Ordinary Shares with the Bank ADR depositary with instructions to register ADRs in such Holder's name and to deliver such ADRs as requested by such Holder and the Trust will be responsible for the payment of any fees of the Bank ADR depositary in connection therewith. Any such payment will be reimbursed by Merrill Lynch, which in turn will be reimbursed by AMP.

      SECTION 2.8 LIMITATIONS ON TRUSTEES' POWERS. The Trustees, acting on behalf of the Trust, are not permitted:

            (a) to purchase or hold any securities or instruments except for the U.S. Treasury Securities, the Contract, the Escrow Agreement, any Reference Security received pursuant to the Contract, and the Temporary Investments contemplated by
                  Section 3.4 hereof;

            (b) to dispose of the Contract or the Escrow Agreement prior to the Exchange Date;

            (c) to issue any securities or instruments except for the STRYPES, or to issue any STRYPES other than the STRYPES sold to the Sponsor and the STRYPES to be sold pursuant to the Purchase Agreement and until such STRYPES have been so purchased and paid for in full;

            (d)   to make short sales or purchases on margin;

            (e)   to write put or call options;

            (f)   to borrow money;

            (g)   to underwrite securities;

            (h) to purchase or sell real estate, commodities or commodities contracts;

            (i)   to purchase restricted securities;

            (j)   to make loans; or

            (k) to take any action, or direct or permit the Administrator, the Paying Agent or the Custodian to take any action, that would vary the investment of the Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or otherwise take any action or direct or permit any action to be taken that would or could cause the Trust not to be a "grantor trust" under the Code.

                                   ARTICLE III
                              ACCOUNTS AND PAYMENTS

      SECTION 3.1 THE TRUST ACCOUNT. The Trustees shall, upon issuance of the STRYPES, establish with the Paying Agent an account to be called the "Trust Account." All moneys received by the Trustees in respect of the Contract, the U.S. Treasury Securities and any Temporary Investments held pursuant to Section
3.4 hereof, all moneys received from the sale of the STRYPES to the Sponsor, and any proceeds from the sale of the STRYPES to the Underwriter after the purchase of the Contract and the U.S. Treasury Securities shall be credited to the Trust Account.

      SECTION 3.2 DISTRIBUTIONS TO HOLDERS. On or shortly after each Distribution Date the Trustees shall distribute to each Holder of record at the close of business on the preceding Record Date, at the post office address of the Holder appearing on the books of the Trust or Paying Agent a check or by any other means mutually agreed upon by the Holder and the Trustees, in the amount equal to such Holder's pro rata share of the Quarterly Distribution computed as of the close of business on such Distribution Date.

      SECTION 3.3 SEGREGATION. All moneys and other assets deposited or received by the Trustees hereunder shall be held by them in trust as part of the Trust Estate until required to be disbursed or otherwise disposed of in accordance with the provisions of this Trust Agreement, and the Trustees shall handle such moneys and other assets in such manner as shall constitute the segregation and holding in trust within the meaning of the Investment Company Act.

      SECTION 3.4 INVESTMENTS. To the extent necessary to enable the Paying Agent to make the next succeeding Quarterly Distribution, any moneys deposited with or received by the Trustees in the Trust Account shall be invested as soon as possible by the Paying Agent in Temporary Investments maturing no later than the Business Day preceding the next following Distribution Date. Except as otherwise specifically provided herein or in the Paying Agent Agreement, the Paying Agent shall not have the power to sell, transfer or otherwise dispose of any Temporary Investment prior to the maturity thereof, or to acquire additional Temporary Investments. The Paying Agent shall hold any Temporary Investment to its maturity and shall apply the proceeds thereof upon maturity to the payment of the next succeeding Quarterly Distribution. All such Temporary Investments shall be selected from time to time by the Trustees or pursuant to standing instructions from the Trustees to the Administrator, and the Administrator and/or Paying Agent shall have no liability to the Trust or any Holder or any other Person with respect to any such Temporary Investment. Any interest or other income received on any moneys in the Trust Account shall, upon receipt thereof, be deposited into the Trust Account. Notwithstanding the foregoing, not more than 5% of the assets of the Trust may be held at any time in the form of cash and Temporary Investments, and the Trustees shall distribute cash, or liquidate Temporary Investments and distribute the proceeds thereof, if, when and to the extent needed to maintain compliance with the foregoing restriction.

      SECTION 3.5 EXPENSES. The Trust will pay all expenses incurred in the operation of the Trust, including, among other things, accounting services, expenses for legal and auditing services, taxes, costs of printing proxies, listing fees, if any, stock certificates and shareholder reports, charges of the Custodian and the Paying Agent, expenses of registering the STRYPES under Federal and state securities laws, Commission fees, fees and expenses of Trustees, accounting costs, brokerage costs, litigation and other extraordinary or non-recurring expenses, mailing and other expenses properly payable by the Trust.

                                   ARTICLE IV
                                   REDEMPTION

      SECTION 4.1 REDEMPTION. The Trustees shall have no right or obligation to redeem the STRYPES.

                                    ARTICLE V
                            ISSUANCE OF CERTIFICATES;
                          REGISTRY; TRANSFER OF STRYPES

      SECTION 5.1 FORM OF CERTIFICATE. Each Certificate evidencing STRYPES shall be countersigned manually or in facsimile by the Managing Trustee and executed manually by the Paying Agent in substantially the form of Exhibit A hereto with the blanks appropriately filled in, shall be dated the date of execution and delivery by the Paying Agent and shall represent a fractional undivided interest in the Trust, the numerator of which fraction shall be the number of STRYPES set forth on the face of such Certificate and the denominator of which shall be the total number of STRYPES outstanding at that time. All STRYPES shall be issued in registered form and shall be numbered serially. Pending the preparation of definitive Certificates, the Trustees may execute and the Paying Agent shall authenticate and deliver temporary Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Paying Agent). Temporary Certificates shall be issuable as registered Certificates substantially in the form of the definitive Certificates but with such omissions, insertions and variations as may be appropriate for temporary Certificates, all as may be determined by the Trustees with the concurrence of the Paying Agent. Every temporary Certificate shall be executed by the Managing Trustee and be authenticated by the Paying Agent upon the same conditions and in substantially the same manner, and with like effect, as the definitive Certificates. Without unreasonable delay the Managing Trustee shall execute and shall furnish definitive Certificates and thereupon temporary Certificates may be surrendered in exchange therefor without charge at each office or agency of the Paying Agent and the Paying Agent shall authenticate and deliver in exchange for such temporary Certificates definitive Certificates for a like aggregate number of STRYPES. Until so exchanged, the temporary Certificates shall be entitled to the same benefits hereunder as definitive Certificates.

      SECTION 5.2 TRANSFER OF STRYPES; ISSUANCE, TRANSFER AND INTERCHANGE OF CERTIFICATES. STRYPES may be transferred by the Holder thereof by presentation and surrender of properly endorsed Certificates at the office of the Paying Agent, accompanied by such documents executed by the Holder or his authorized attorney as the Paying Agent deems necessary to evidence the authority of the person making the transfer. Certificates issued pursuant to this Trust Agreement are interchangeable for one or more other Certificates evidencing an equal aggregate number of STRYPES and all Certificates issued as may be requested by the Holder and deemed appropriate by the Paying Agent shall be issued in denominations of one STRYPES or any multiple thereof. The Paying Agent may deem and treat the person in whose name any STRYPES shall be registered upon the books of the Paying Agent as the owner of such STRYPES for all purposes hereunder and the Paying Agent shall not be affected by any notice to the contrary. The transfer books maintained by the Paying Agent for the purposes of this Section 5.2 shall include the name and address of the record owners of the STRYPES and shall be closed in connection with the dissolution of the Trust pursuant to Section 8.3 hereof. A sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer shall be paid to the Paying Agent by the Holder. A Holder may be required to pay a fee for each new Certificate to be issued pursuant to the preceding paragraph in such amount as may be specified by the Paying Agent and approved by the Trustees. All Certificates cancelled pursuant to this Trust Agreement may be voided by the Paying Agent in accordance with the usual practice of the Paying Agent or in accordance with the instructions of the Trustees; provided, however, that the Paying Agent shall not be required to destroy cancelled Certificates. The Paying Agent may adopt other reasonable rules and regulations for the registration, transfer and tender of STRYPES as it may, in its discretion, deem necessary.

      SECTION 5.3 REPLACEMENT OF CERTIFICATES In case any Certificate shall become mutilated or be destroyed, stolen or lost, the Paying Agent shall execute and deliver a new Certificate in exchange and substitution therefor upon the Holder's furnishing the Paying Agent with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Paying Agent may prescribe and paying such expenses and charges, including any bonding fee, as the Paying Agent may incur or reasonably impose; provided that if the Trust has dissolved or is in the process of dissolving, the Paying Agent, in lieu of issuing such new Certificate, may, upon the terms and conditions set forth herein, make the distributions set forth in Section 8.3(c) hereof. Any mutilated Certificate shall be duly surrendered and cancelled before any duplicate Certificate shall be issued in exchange and substitution therefor. Upon issuance of any duplicate Certificate pursuant to this Section 5.3, the original Certificate claimed to have been lost, stolen or destroyed shall become null and void and of no effect, and any bona fide purchaser thereof shall have only such rights as are afforded under Article 8 of the Uniform Commercial Code to a Holder presenting a Certificate for transfer in the case of an overissue.

      SECTION 5.4 LIMITATION ON LIABILITY. Pursuant to ss.3803(a) of the Delaware Business Trust Act, 12 Del. C. ss.3801, et seq., the Holders of the STRYPES shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

      SECTION 5.5 GENERAL PROVISIONS REGARDING THE STRYPES.

            (A) The consideration received by the Trust for the issuance of the STRYPES shall constitute a contribution to the capital of the Trust and shall not constitute a loan to the Trust.

            (B) Upon issuance of the STRYPES as provided in this Trust Agreement, the STRYPES so issued shall be deemed to be validly issued, fully paid and non-assessable.

            (C) Every person, by virtue of having become a Holder in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement.

                                   ARTICLE VI
                          EXECUTION OF THE CONTRACT AND
                           OTHER TRANSACTION DOCUMENTS

      SECTION 6.1 EXECUTION OF THE CONTRACT AND OTHER TRANSACTION DOCUMENTS. The Contract and other transaction documents shall be countersigned manually or in facsimile by the Managing Trustee and executed manually by each of the Contracting Stockholder, AMP, the Escrow Agreement, and the Custodian, as applicable, and shall be dated the date of execution and delivery by the Contracting Stockholder.

                                   ARTICLE VII
                                    TRUSTEES

      SECTION 7.1 TRUSTEES. The Trust shall have three Trustees who shall initially be elected by the Initial Trustee. One Trustee shall be the Managing Trustee and, as such, is authorized to execute documents and instruments on behalf of the Trust. The Managing Trustee will be appointed by resolution of the Trustees. Each Trustee shall serve until the next regular annual or special meeting of Holders called for the purpose of electing Trustees and, then, until such Trustee's successor is duly elected and qualified. Holders may not cumulate their votes in the election of Trustees. Each Trustee shall not be considered to have qualified for the office unless such Trustee shall agree to be bound by the terms of this Trust Agreement and shall evidence his consent by executing this Trust Agreement or a supplement hereto.

      SECTION 7.2 VACANCIES. Any vacancy in the office of a Trustee may be filled in compliance with Sections 10 and 16 of the Investment Company Act by the vote, within 30 days, of the remaining Trustees; provided that if required by Section 16 of the Investment Company Act, the Trustees shall forthwith cause to be held as promptly as possible and in any event within 60 days (unless the Commission by order shall extend such period) of a meeting of Holders for the purpose of electing Trustees in compliance with Sections 10 and 16 of the Investment Company Act. Until a vacancy in the office of any Trustee is filled as provided above, the remaining Trustees in office, regardless of their number, shall have the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Trust Agreement. Election shall be by the affirmative vote of Holders of a majority of the STRYPES entitled to vote present in person or by proxy at a special meeting of Holders called for the purpose of electing any Trustee. Each individual Trustee shall be at least 21 years of age and shall not be under any legal disability. No Trustee who is an "interested person," as defined in the Investment Company Act, may assume office if it would cause the composition of the Trustees of the Trust not to be in compliance with the percentage limitations on interested persons in Section 10 of the Investment Company Act. Trustees need not be Holders. Notice of the appointment or election of a successor Trustee shall be mailed promptly after acceptance of such appointment by the successor Trustee to each Holder.

      SECTION 7.3 POWERS. The Trust will be managed solely by the Trustees, who will, subject to the provisions of Article II and Section 8.6(b) hereof, have complete and exclusive control over the management, conduct and operation of the Trust's business, and shall have the rights, powers and authority of a board of directors of a corporation organized under Delaware law. The Trustees shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust and except in accordance with the terms of this Trust Agreement. Subject to the continuing supervision of the Trustees and as permitted by applicable law, the functions of the Trust shall be performed by the Custodian, the Paying Agent, the Administrator and such other entities engaged to perform such functions as the Trustees may determine, including, without limitation, any or all administrative functions.

      SECTION 7.4 MEETINGS. Meetings of the Trustees shall be held from time to time upon the call of any Trustee on not less than 48 hours notice (which may be waived by any or all of the Trustees in writing either before or after such meeting or by attendance at the meeting unless the Trustee attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened). The Trustees shall act either by majority vote of the Trustees present at a meeting at which at least a majority of the Trustees then in office are present or by a unanimous written consent of the Trustees without a meeting. Except as otherwise required under the Investment Company Act, all or any of the Trustees may participate in a meeting of the Trustees by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting.

      SECTION 7.5 RESIGNATION AND REMOVAL. Any Trustee may resign and be discharged of the Trust created by the Trust Agreement by executing an instrument in writing resigning as Trustee, filing the same with the Administrator and sending notice thereof to the remaining Trustees, and such resignation shall become effective immediately unless otherwise specified therein. Any Trustee may be removed in the event of incapacity by vote of the remaining Trustees and for any reason by written declaration or vote of the Holders of more than 66 2/3% of the outstanding STRYPES, notice of which vote shall be given to the remaining Trustees and the Administrator. The resignation, removal or failure to reelect any Trustee shall not cause the termination of the Trust.

      SECTION 7.6 LIABILITY. The Trustees shall not be liable to the Trust or any Holder for any action taken or for refraining from taking any action except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of their office. Specifically, without limitation, the Trustees shall not be responsible for or in respect of the recitals herein or the validity or sufficiency of this Trust Agreement or for the due execution hereof by any other Person, or for or in respect of the validity or sufficiency of STRYPES or Certificates representing STRYPES and shall in no event assume or incur any liability, duty or obligation to any Holder or to any other Person, other than as expressly provided for herein. The Trustees may employ agents, attorneys, administrators, accountants and auditors, and shall not be answerable for the default or misconduct of any such Persons if such Persons shall have been selected with reasonable care. Action in good faith may include action taken in good faith in accordance with an opinion of counsel. In no event shall any Trustee be personally liable for any expenses with respect to the Trust subject to Section 8.6(c). Each Trustee shall be indemnified by the Trust with respect to any claim, liability or loss arising out of or in connection with such Trustee's acting as Trustee of the Trust and with respect to all reasonable costs and expenses (including the reasonable costs of investigation, preparation for and defense of legal and/or administrative proceedings relating to a claim against such Trustee and reasonable attorneys' fees and disbursements) incurred in connection with any such claim, liability or loss, except in the case of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his office. Notwithstanding the foregoing, it is understood that the Trust shall not, in respect of the legal expenses of any Trustee in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel).

      SECTION 7.7 COMPENSATION. Each Trustee, other than a Trustee who is a director, officer or employee of the Sponsor, the Underwriter, or the Administrator or any affiliate thereof, shall receive a one-time, up-front fee of $10,800, in respect of its annual fee and anticipated out-of-pocket expenses. In addition, the Managing Trustee shall receive an additional one-time, up-front fee of $3,600 for serving in such capacity. The Trustees will not receive any pension or retirement benefits. In the event of the resignation or removal of a Trustee, such Trustee shall remit to the Trust the portion of its fee ratable for the period from the day of such resignation or removal through the Exchange Date.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.1 MEETINGS OF HOLDERS. The Trustees shall not hold annual or regular meetings of Holders except as set forth herein and except as may be required under the rules of the New York Stock Exchange. A special meeting may be called at any time by the Trustees or upon petition of Holders of not less than 51% of the STRYPES outstanding (unless substantially the same matter was voted on during the preceding 12 months), and shall be called as required by the Investment Company Act and the rules and regulations thereunder, including, without limitation, when requested by the Holders of not less than 10% of the STRYPES outstanding for the purposes of voting upon the question of the removal of any Trustee or Trustees. The Trustees shall establish, and notify the Holders in writing of, the record date for each such meeting which shall be not less than 10 nor more than 50 days before the meeting date. Holders at the close of business on the record date will be entitled to vote at the meeting. The Administrator shall, as soon as possible after any such record date (or prior to such record date if appropriate), mail by first class mail to each Holder a notice of meeting and a proxy statement and form of proxy in the form approved by the Trustees and complying with the Investment Company Act and the rules and regulations thereunder. Except as otherwise specified herein, in the Prospectus (including, without limitation, changes to the Trust's fundamental policies set forth in the Prospectus) or in any provision of the Investment Company Act and the rules and regulations thereunder, any action may be taken by vote of Holders of a majority of the STRYPES outstanding present in person or by proxy if Holders of a majority of STRYPES outstanding on the record date are so represented. Each STRYPES shall have one vote and may be voted in person or by duly executed proxy. Any proxy may be revoked by notice in writing, by a subsequently dated proxy or by voting in person at the meeting, and no proxy shall be valid after eleven months following the date of its execution. Each STRYPES shall have one vote and may be voted in person or by duly executed proxy; provided, however, that any investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), owning STRYPES in excess of the limits imposed by Sections 12(d)(1)(A)(i) and 12(d)(1)(C) of the 1940 Act must vote their STRYPES in proportion to the vote of all other Holders that are not investment companies registered under the 1940 Act.

      SECTION 8.2 BOOKS AND RECORDS; REPORTS. (a) The Trustees shall keep a certified copy or duplicate original of this Trust Agreement on file at the office of the Trust and the office of the Administrator available for inspection at all reasonable times during its usual business hours by any Holder. The Trustees shall keep proper books of record and account for all the transactions under this Trust Agreement at the office of the Trust and the office of the Administrator, and such books and records shall be open to inspection by any Holder at all reasonable times during usual business hours. The Trustees shall retain all books and records in compliance with Section 31 of the Investment Company Act and the rules and regulations thereunder.

      (b) With each payment to Holders the Paying Agent shall set forth, either in the instruments by means of which payment is made or in a separate statement, the amount being paid from the Trust Account expressed as a dollar amount per STRYPES and the other information required under Section 19 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file or distribute reports as required by Section 30 of the Investment Company Act and the rules and regulations thereunder. The Trustees shall prepare and file such reports as may from time to time be required to be filed or distributed to Holders under any applicable state or Federal statute or rule or regulation thereunder, and shall file such tax returns as may from time to time be required under any applicable state or Federal statute or rule or regulation thereunder. One of the Trustees shall be designated by resolution of the Trustees to make the filings and give the notices required by Rule 17g-1 under the Investment Company Act.

      (c) In calculating the net asset value of the Trust as required by the Investment Company Act, (i) the U.S. Treasury Securities will be valued at the mean between the last current bid and asked prices or, if quotations are not available, as determined in good faith by the Trustees, (ii) short-term investments having a maturity of 60 days or less will be valued at cost with accrued interest or discount earned included in interest receivable and (iii) the Contract will be valued at the mean of the bid prices received by the Administrator from at least three independent broker-dealer firms unaffiliated with the Trust to be named by the Trustees who are in the business of making bids on financial instruments similar to the Contract and with terms comparable thereto.

      SECTION 8.3 DISSOLUTION. (a) The Trust created hereby shall dissolve, and its affairs be wound up, upon the earliest of (i) the date 90 days after the execution of this Trust Agreement if (x) the STRYPES have not theretofore been issued or (y) the net worth of the Trust is not at least $100,000 at such time,
(ii) the date five Business Days after the Closing Date, (iii) the date which is 21 years less 91 days after the death of the last survivor of all of the descendants of Joseph P. Kennedy living on the date hereof, and (iv) any time after the occurrence of a Dissolution Event or the Settlement Date under the Contract, upon the unanimous vote or consent of the Holders. The Trust is irrevocable, the Sponsor has no right to withdraw any assets constituting a portion of the Trust Estate, and the dissolution of the Sponsor shall not operate to dissolve the Trust. The death or incapacity of any Holder shall not operate to terminate this Trust Agreement, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, and shall not otherwise affect the rights, obligations and liabilities of the parties hereto.

      (b) Written notice of any dissolution shall be sent to Holders specifying the record date for any distribution to Holders, the amount distributable (including, if applicable, the number or amount of each type of Reference Security and other property constituting part of the Reference Property) with respect to each STRYPES and the time of dissolution as determined by the Trustees, upon which the books maintained by the Paying Agent pursuant to
Section 5.2 hereof shall be closed. Any such notice shall be provided by mail, sent to each Holder at such Holder's address as it appears on the books of the Paying Agent, first class, postage prepaid not less than nine days prior to the date on which such distribution is to be made. At or prior to the mailing of such notice, the Administrator shall publish a public announcement in The Wall Street Journal or another daily newspaper of national circulation.

      (c) Subject to any applicable provisions of law, for purposes of dissolution under Sections 8.3(a)(ii), (iii) and (iv) hereof, within five Business Days after such dissolution, the Trustees shall effect the sale of any remaining property of the Trust (other than any Reference Property received pursuant to the Contract and cash), and the Paying Agent shall distribute pro rata as soon as practicable thereafter to each Holder, upon surrender for cancellation of its Certificates, its interest in the Trust Estate. Together with the distribution to the Holders, the Trustees shall furnish the Holders with a final statement as of the date of the distribution of the amount distributable with respect to each STRYPES. Any sale of the Trust Estate made under this Section 8.3(c) shall be made through such executing brokers or to such dealers as the Trustees, seeking best price and execution for the Trust, shall designate in writing to the Paying Agent, taking into account such factors as price, commission, size of order, difficulty of execution and brokerage skill required.

      (d) Notwithstanding anything to the contrary contained herein, no fractional units of any Reference Security or amount of each type of Reference Security and other property constituting part of the Reference Property, or fractional interests of any Reference Property other than cash or a Reference Security, will be distributed to Holders pursuant to Section 8.3(c) hereof upon dissolution of the Trust. All fractional units or interests to which Holders would otherwise be entitled upon dissolution of the Trust will be aggregated and liquidated by the Contracting Stockholder who shall be notified by the Administrator pursuant to delegated authority by the Trustees and, in lieu of the fractional units or interests to which a Holder would otherwise have been entitled in respect of the total number of STRYPES held by such Holder, such Holder will receive its pro rata portion of the proceeds from such liquidation (net of any brokerage or related expenses).

      SECTION 8.4 AMENDMENT AND WAIVER. (a) This Trust Agreement other than 8.3(a)(iv) or Section 8.6(b) may be amended from time to time by the Trustees for any purpose prior to the issuance and sale to the Underwriter of the STRYPES and thereafter without the consent of any of the Holders (i) to cure any ambiguity or to correct or supplement any provision contained herein or therein which may be defective or inconsistent with any other provision contained herein or therein; (ii) to change any provision hereof or thereof as may be required by applicable law or the Commission or any successor governmental agency exercising similar authority; or (iii) to make such other provisions in regard to matters or questions arising hereunder or thereunder as shall not materially adversely affect the interests of the Holders (as determined in good faith by the Trustees, who may rely on an opinion of counsel).

      (b) This Trust Agreement other than 8.3(a)(iv) or Section 8.6(b) may also be amended from time to time by the Trustees (or the performance of any of the provisions of the Trust Agreement other than 8.3(a)(iv) or Section 8.6(b) may be waived) with the consent by the required vote of the Holders in accordance with
Section 8.1 hereof; provided that this Trust Agreement may not be amended (i) without the consent by vote of the Holders of all STRYPES then outstanding, so as to increase the number of STRYPES issuable hereunder above the number of STRYPES specified in Section 2.5(c) hereof or such lesser number as may be outstanding at any time during the term of this Trust Agreement, (ii) to reduce the interest in the Trust represented by STRYPES without the consent of the Holders of such STRYPES, (iii) if such amendment is prohibited by the Investment Company Act or other applicable law or (iv) without the consent by vote of the Holders of all STRYPES then outstanding, if such amendment would effect a change in Section 2.4 or 2.8 hereof in the voting requirements set forth in Section 8.1 hereof or this Section 8.4.

      (c) Any of the agreements referred to in Section 2.5(a) hereof may be amended from time to time by the Trustees and the other parties thereto for any purpose without the consent of any of the Holders.

      (d) Promptly after the execution of any amendment, the Trustees shall furnish written notification of the substance of such amendment to each Holder.

      (e) Notwithstanding subsections (a) and (b) of this Section 8.4, no amendment hereof shall permit the Trust, the Trustees, the Administrator, the Paying Agent, the Escrow Agent or the Custodian to take any action or direct or permit any Person to take any action that (i) would vary the investment of Holders within the meaning of Treasury Regulation Section 301.7701-4(c), or (ii) would or could cause the Trust not to be a "grantor trust" under the Code.

      SECTION 8.5 ACCOUNTANTS. (a) The Trustees shall, in accordance with
Section 30 of the Investment Company Act, file annually with the Commission such information, documents and reports as investment companies having securities registered on a national securities exchange are required to file annually pursuant to Section 13(a) of the Exchange Act and the rules and regulations issued thereunder. The Trustees shall transmit to the Holders, at least semi-annually, the reports required by Section 30(d) of the Investment Company Act and the rules and regulations thereunder, including, without limitation, a balance sheet accompanied by a statement of the aggregate value of investments on the date of such balance sheet, a list showing the amounts and values of such investments owned on the date of such balance sheet, and a statement of income for the period covered by the report. Financial statements contained in such annual reports shall be accompanied by a certificate of independent public accounts based upon an audit not less in scope or procedures than that which independent public accountants would ordinarily make for the purpose of complying with generally accepted auditing standards and shall contain such information as the Commission may prescribe. Each such report shall state that such independent public accountants have verified investments owned, either by actual examination or by receipt of a certificate from the Custodian.

      (b) The independent public accountants referred to in subsection (a) above shall be selected at a meeting held within 30 days before or after the beginning of the fiscal year by the vote, cast in person, of a majority of the Trustees who are not "interested persons" as defined in the Investment Company Act and such selection shall be submitted for ratification at the first meeting of Holders to be held as set forth in Section 8.1 hereof, and thereafter as required by the Investment Company Act and the rules and regulations thereunder. The employment of any independent public accountant for the Trust shall be conditioned upon the right of the Holders by a vote of the lesser of (i) 67% or more of the STRYPES present at a special meeting of Holders, if Holders of more than 50% of STRYPES outstanding are present or represented by proxy at such meeting or (ii) more than 50% of the STRYPES outstanding to terminate such employment at any time without penalty.

      (c) The foregoing provisions of this Section 8.5 are in addition to any applicable requirements of the Investment Company Act and the rules and regulations thereunder.

      SECTION 8.6 NATURE OF HOLDER'S INTEREST. (a) Until there is a Dissolution Event or an obligation of the Seller to deliver the Reference Property on the occurrence of the Settlement Date under the Contract, each Holder holds at any given time a beneficial interest in the Trust Estate (including the Contract) but does not have any right to take possession of any portion of the Trust Estate (including the Contract). Until that time, each Holder has expressly waived any right he may have under any rule of law, or the provisions of any statute, or otherwise, to require the Trustees at any time to account, in any manner other than as expressly provided in this Trust Agreement for the Reference Property, the Contract, the U.S. Treasury Securities or other assets or moneys from time to time received, held and applied by the Trustees hereunder. No Holder shall have any right except as provided herein to control or determine the operation and management of the Trust or the obligations of the parties hereto. Nothing set forth herein or in the Certificates representing STRYPES shall be construed to constitute the Holders from time to time as partners or members of an association.

      (b) On the occurrence of a Dissolution Event or the Settlement Date under the Contract, each Holder is Absolutely Entitled as against the Trustees to the Reference Property being the Contract Consideration required to be delivered by the Contracting Stockholder and/or the AMP under the Contract. The Trustee must act at the direction of the Holders to distribute the Reference Property pro-rata to the Holders or as the Holders direct or otherwise deal with the Reference Property as the Holders direct from time to time.

      (c) On the occurrence of a Dissolution Event or the Settlement Date under the Contract, the Trustees shall not be indemnified by the Trust and each of them hereby waives any such right to indemnity (whether this indemnity arises in accordance with Section 7.6 hereof or under the operation of law or otherwise) nor shall any Trustee be indemnified out of the Reference Property for its expenses and other liabilities properly occurred under Section 3.5 hereof or otherwise under this Agreement. The prohibition on indemnification described in the immediately preceding sentence shall not, however, limit the right of a Trustee to be indemnified or compensated in accordance with the terms of the Fund Indemnity Agreement and Fund Expense Agreement.

      SECTION 8.7 DELAWARE LAW TO GOVERN. This Trust Agreement is executed and delivered in the State of Delaware, and all laws or rules of construction of the State of Delaware, without regard to principles of conflict of laws, shall govern the rights of the parties hereto and the Holders and the construction, validity and effect of the provisions hereof.

      SECTION 8.8 NOTICES Any notice, demand, direction or instruction to be given to the Sponsor hereunder shall be in writing and shall be duly given if mailed or delivered to ML IBK Positions, Inc. at World Financial Center, North Tower, New York, New York 10281, or at such other address as shall be specified by the Sponsor to the other parties hereto in writing. Any notice, demand, direction or instruction to be given to the Trust and the Trustees hereunder shall be in writing and shall be duly given if mailed or delivered to the Trust c/o 850 Library Avenue, Suite 204, Newark, Delaware 19715, and to each Trustee at such Trustee's address set forth beneath its signature below, or such other address as shall be specified to the other parties hereto by such party in writing. Any notice to be given to a Holder shall be duly given if mailed, first class postage prepaid, or by such other substantially equivalent means as the Trustees may deem appropriate, or delivered to such Holder at the address of such Holder appearing on the registry of the Paying Agent.

      SECTION 8.9 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or of the Certificates, or the rights of the Holders thereof.

      SECTION 8.10 COUNTERPARTS This Trust Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 8.11 SUCCESSORS AND ASSIGNS. Whenever in this Trust Agreement any of the parties hereto is named or referred to, the successors and assigns of such party shall be deemed to be included, and all covenants and agreements in this Trust Agreement by the Sponsor and Trustees shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed.

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.


                                       ML IBK POSITIONS, INC.



                                       By
                                         ----------------------------------
                                         Name:
                                         Title:


TRUSTEES:



      --------------------------------------
      Name:    Donald J. Puglisi
      Address: 850 Library Avenue, Suite 204
               Newark, Delaware  19715



      --------------------------------------
      Name:    William R. Latham III
      Address: 850 Library Avenue, Suite 204
               Newark, Delaware  19715



      --------------------------------------
      Name:    James B. O'Neill
      Address: 850 Library Avenue, Suite 204
               Newark, Delaware  19715

                                   Schedule I

                            U.S. TREASURY SECURITIES


      All terms specified are for stripped principal or interest components of U.S. Treasury debt obligations.


     Maturity         Par Amount                     CUSIP No.
------------------   -------------   -----------------------------------------

                                                                         Annex A

                       Form of Bank ADS Request/Revocation

                              WBK STRYPES(sm) TRUST

WBK STRYPES Trust
c/o The Bank of New York
    101 Barclay Street, Floor 21 West
    New York, New York  10286

Dear Sirs:

      [The undersigned, being the owner of the number of STRYPES specified below issued by the Trust referred to above, hereby directs and instructs The Bank of New York, as Administrator of the WBK STRYPES Trust (the "Trust"), upon the Exchange Date or upon the occurrence of a Dissolution Event, as described in the Trust Prospectus, dated September , 1997, to deliver any ordinary shares, par value A$1.00 per share, of Westpac Banking Corporation (the "Bank Shares") to which the undersigned is entitled pursuant to said STRYPES, to the depositary (the "Depositary") for American Depositary Shares evidencing such Bank Shares ("ADSs") and to direct the Depositary on the behalf of the undersigned to register the ADSs as set forth below.

      We acknowledge and agree that, upon the delivery of the Bank Shares to the Depositary with the instructions as described above, you shall have no further liability for the undersigned as owner of the STRYPES. The undersigned shall cease to be the beneficial owner of the Trust.](1)

      [The undersigned, being the owner of the number of STRYPES specified below issued by the Trust referred to above, hereby revokes the previous instructions to The Bank of New York regarding delivery of any ordinary shares of Westpac Banking Corporation (the "Bank Shares") relating to said STRYPES in the form of American Depositary Shares and request that such Bank Shares be delivered as set forth below](2)

                                       Very truly yours,


                                       -----------------------------
                                       Name of Transferee:

                                       Transferee's DTC Participant:
                                       By:

                                       Date:

                                       Number of STRYPES owned:

Please register the [ADSs](1) [Bank Ordinary Shares](2) as follows:

Name:

Address:

Taxpayer ID Number:

----------
(SM)  Service mark of Merrill Lynch & Co., Inc

(1)   Strike out if this is a revocation letter.

(2)   Strike out if this is a request letter.

                                                                       Exhibit A

                                WBK STRYPES TRUST

NO. ____________________ STRYPES(MM)                           CUSIP NO. _______

THIS CERTIFIES THAT ________ IS THE RECORD OWNER OF _______ FULLY PAID AND NON-ASSESSABLE STRYPES, PAR VALUE A $1.00 PER STRYPES, OF WBK STRYPES TRUST CONSTITUTING FRACTIONAL UNDIVIDED BENEFICIAL INTERESTS IN WBK STRYPES TRUST, A TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE PURSUANT TO AN AMENDED AND RESTATED TRUST AGREEMENT (THE "TRUST AGREEMENT") BETWEEN ML IBK POSITIONS, INC. AND THE TRUSTEES NAMED THEREIN AND THE HOLDERS (AS DEFINED THEREIN). THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE TRUST AGREEMENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND, A COPY OF WHICH TRUST AGREEMENT IS AVAILABLE AT THE OFFICE OF THE TRUST'S PAYING AGENT,___________________________________________________
_____________________. THIS CERTIFICATE IS TRANSFERABLE AND INTERCHANGEABLE BY THE REGISTERED OWNER IN PERSON OR BY HIS DULY AUTHORIZED ATTORNEY AT THE OFFICE OF THE PAYING AGENT UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ACCOMPANIED BY A WRITTEN INSTRUMENT OF TRANSFER AND ANY OTHER DOCUMENTS THAT THE PAYING AGENT MAY REQUIRE FOR TRANSFER, IN FORM SATISFACTORY TO THE PAYING AGENT AND PAYMENT OF THE FEES AND EXPENSES PROVIDED IN THE TRUST AGREEMENT.

      THIS CERTIFICATE IS NOT VALID UNLESS MANUALLY COUNTERSIGNED BY THE PAYING AGENT.

      WITNESS THE FACSIMILE SIGNATURE OF THE MANAGING TRUSTEE.

DATED:
                                       WBK STRYPES TRUST


                                       By
                                         ---------------------------------------
                                                  Donald J. Puglisi
                                                  Managing Trustee

COUNTERSIGNED:

  as Paying Agent


By
  ------------------------------
       Authorized Signature


----------
(MM)  Service Mark of Merrill Lynch & Co., Inc.

THIS CERTIFICATE IS ISSUED UNDER AND IS SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS OF THE AMENDED AND RESTATED TRUST AGREEMENT BETWEEN ML IBK POSITIONS, INC. AND THE TRUSTEES NAMED THEREIN AND THE HOLDERS (AS DEFINED THEREIN) TO WHICH THE HOLDER OF THIS CERTIFICATE BY VIRTUE OF THE ACCEPTANCE HEREOF ASSENTS AND IS BOUND.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                 UNIF GIFT MIN ACT--___Custodian___
TEN ENT--as tenants by the entireties                 (Cust)          (Minor)
JT TEN-- as joint tenants with right            under Uniform Gifts to
            of survivorship and not as          Minors Act _________
            tenants in common                              (State)

      Additional abbreviations also may be used though not in the above list.

For value received, _______________________ hereby sell, assign and transfer unto

Please insert social securities or
other identifying number of assignee

------------------------------------

------------------------------------

--------------------------------------------------------------------------------

-------
(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee) ______________ STRYPES of fractional undivided beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint _________ Attorney to transfer the said STRYPES on the books of the within-named Trust with full power of substitution in the premises.

Dated:
      ----------------------------


                        -------------------------------------------
      NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:
                     -----------------------------------------------------------
                  The Signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.